UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 26, 2006

                           LEVCOR INTERNATIONAL, INC.
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               (Exact name of Registrant as Specified in Charter)

          Delaware                    0-50186                   06-0842701
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)

     1065 Avenue of the Americas, 28th Floor, New York, NY          10018
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           (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (212) 354-8500

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

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Item 1.01         Entry into a Material Definitive Agreement

         On July 26, 2006, the Promissory Note (the "Note") of Levcor International, Inc. (the "Company") in favor of JPMorgan Chase Bank, N.A., originally dated May 3, 2002 was amended to extend the maturity date of the Note to January 1, 2008 from April 30, 2007.

         On July 26, 2006, the Company's credit facility (the "Facility") with CIT Group/Financial Services, Inc. was amended to increase the advance percentage against the value of Eligible Inventory to 40% (from 20%) of Eligible Inventory (a dollar increase of approximately $1.1 million in borrowing availability at current inventory levels) with respect to the revolving credit working capital portion of the Facility; total borrowing availability under the entire Facility remains at $7.5 million. In addition, the guaranty of the Facility of Robert Levinson, the Company's Chief Executive Officer and principal shareholder, was terminated other than with respect to the term loan portion, the minimum factoring fee was eliminated, and the applicable interest rate was changed to the Chase Rate on the first $2,500,000 of average net balances owed, and the Chase Rate plus .50% per annum on average net balances owed in excess of $2,500,000, but in either case not less than 5% per annum.


                                    Signature
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          LEVCOR INTERNATIONAL, INC.


                                          By: /s/ ROBERT A. LEVINSON
                                              -------------------------------
                                          Name:    Robert A. Levinson
                                          Title:   Chairman, President and
                                                   Chief Executive Officer

August 1, 2006